UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2016

INDOOR HARVEST CORP.
(Exact name of registrant as specified in its charter)

Texas	333-194326	45-5577364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 East Freeway Suite A Houston, Texas	77020
(Address of Principal Executive Offices)	(Zip Code)

713-410-7903

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 22, 2016, we entered into a Memorandum of Agreement with Head North LLC in order to work together to design, develop and construct a facility to produce various cannabis related pharmaceutical products as well as develop specific related intellectual property and to provide an exclusive period of negotiations to Head North to acquire, in whole, or in part, or enter into a joint venture for the related intellectual property, know-how and assets of Indoor Harvest's cannabis related activities and operations.

Indoor Harvest Corp and Head North wish to collaborate on the development of pharmaceutical cannabis related products and process and wish to explore jointly applying to become registered with the Drug Enforcement Agency under its newly expanded research programs for cannabis production related to pharmaceutical development. Areas of collaboration would include, but not be limited to, production and process related intellectual property, and research related to the development of recipes and processes for the production of specific cannabis chemical expression profiles to treat various medical related conditions.

Head North agrees to subscribe a total of Three Hundred Seventy-five Thousand Dollars ($375,000.00 USD), representing the remaining balance of Indoor Harvest's current Rule 506(b) Series A offering for $500,000, of which currently $75,000 has been subscribed and $50,000 has been committed. A subscription related to this commitment would be fully executed no later than August 26, 2016. Indoor Harvest will use the proceeds from this offering to repay its existing convertible debt and for general working capital purposes.

In return for a fully executed Series A subscription of $375,000.00, Indoor Harvest will agree to hold off any and all discussions related to the acquisition, in whole, or in part, or any potential joint venture plans of its Cannabis Division for a period of 60 days from the date that the Series A subscription has been fully executed, thereby providing Head North with exclusive negotiating rights during said period. In order for a subscription agreement to be fully executed, the funds subscribed must be delivered to Indoor Harvest's bank account by bank wire.

Additionally, both parties desire to enter into a design-build agreement to deliver a cannabis pharmaceutical production facility, whereby Indoor Harvest agrees to provide Head North with the necessary framework to see mutual equity interests built into the agreement for all parties, as well as reduced hardware costs for the build-out of the facility. An additional 90 days of exclusivity, to discuss an acquisition, in whole, or in part, or any potential joint venture of Indoor Harvest's Cannabis Division will be granted to Head North upon memorializing and the funding of fair and equitable costs of a Design-Build Agreement. A Fifty Thousand Dollar ($50,000 USD) deposit towards the Design-Build Agreement will be fully executed no later than October 1, 2016 and placed into in escrow-related account under the management of Head North for future disbursement to Indoor Harvest upon the successful negotiations and agreement of terms of the Design-Build Agreement.

A press release announcing these plans will be distributed upon delivery and closing of funds under the terms of this agreement. The text of the complete Memorandum of Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01 Other Events

On August 22, 2016, Indoor Harvest Corp (the "Company") issued a press release titled "Indoor Harvest Corp Announces Second Quarter Results". The text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibits

10.1	Memorandum of Agreement with Head North

99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

INDOOR HARVEST CORP.

Date: August 23, 2016	By:	/s/ Chad Sykes
Chad Sykes
Chief Executive Officer and Director

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